UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2022

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Spring Street, Building C - Suite 500, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On June 27, 2022, William Steinkrauss notified Curis, Inc. (the “Company”) of his intention to resign from his role as Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer) in order to pursue an entrepreneurial opportunity in consulting. Mr. Steinkrauss’s decision to leave his position at Curis is not the result of any dispute or disagreement with the Company or its Board of Directors regarding the Company’s financial reporting or disclosures, accounting policies or procedures or operating practices.

Mr. Steinkrauss will remain in his current role until August 5, 2022. The Company has begun a search for a successor.

(e)     The Company and Mr. Steinkrauss have entered into a Consulting Agreement which becomes effective on August 5, 2022, under which Mr. Steinkrauss has agreed to provide consulting services to the Company for a minimum of two days a week for the remainder of 2022 in order to ensure a smooth transition. The Company has agreed to (i) pay Mr. Steinkrauss an hourly rate of $475 for such services and (ii) reimburse him for any pre-approved reasonable, documented out-of-pocket expenses relating to his advisory services.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 30, 2022	By:	/s/ James E. Dentzer
James E. Dentzer
President and Chief Executive Officer